                                                                      Exhibit 25


                                    Form T-1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   Statement of Eligibility and Qualification
                      Under the Trust Indenture Act of 1939
                  of a Corporation Designated to Act as Trustee


                   Continental Stock Transfer & Trust Company
               (Exact name of trustee as specified in its charter)



                  New York                                      13-2780552
(State of incorporation if not a national bank)   (I.R.S. employer identification no.)


        2 Broadway, New York, New York                             10004
   (Address of principal executive offices)                     (Zip code)


       Jesse R. Meer, 120 W. 45th St., New York, N.Y. 10036, 212-704-0100
            (Name, address and telephone number of agent for service)


                        General DataComm Industries, Inc.
               (Exact name of obligor as specified in its charter)


                   Delaware                                      06-0853856
(State or other jurisdiction of incorporation or    I.R.S. employer identification no.)
                 organization



            1579 Straits Turnpike
            Middlebury, Connecticut                              06752-1299
    (Address of principal executive offices)                     (Zip code)


           7-3/4% Convertible Senior Subordinated Debentures due 2002
                         (Title of indenture securities)

ITEM 1.   General Information

          (a) The name and address of each examining or supervising authority to which the trustee is subject:

              Banking Department of the State of New York
              2 Rector Street
              New York, New York  10006

          (b) Whether the trustee is authorized to exercise corporate trust powers.

              The trustee is so authorized

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation:

          There was no such affiliation as of December 15, 1997

NOTE: Items 3 through and including 15 are omitted, in accordance with General Instruction B., based upon the obligor's representation that it is not in default under other indentures under which Continental Stock Transfer & Trust Company is the trustee.

ITEM 16.  LIST OF EXHIBITS.

      The following exhibits to this Statement of Eligibility and Qualification, other than Exhibit 7 which is being filed herewith, were filed as exhibits to the Statements of Eligibility and Qualification on Form T-1 that accompanied the registration statements of the named obligors in the S.E.C. files specified. Such exhibits are hereby incorporated by reference to such filings.

1(a). Amended organization certificate of the trustee. Trans-Lux Corporation, S.E.C. File No. 33-1695.

1(b). Certificate of amendment, dated May 14, 1986, of the trustee's organization certificate. Howtek, Inc., S.E.C. File No. 33-8971.

2.        Certificate of authority of the Banking Department of New York.
          Trans-Lux Corporation, S.E.C. File No. 33-1695.

3. Certificate of amendment,. dated December 19, 1984, of the trustee's organization certificate. Trans-Lux Corporation, S.E.C. File No. 33-1695.

4.        By-laws of the trustee. Trans-Lux Corporation, S.E.C. File No.
          33-1695.

5.        Not applicable.

6.        Consent of the trustee as required by Section 321(b) of the Act.
          Trans-Lux Corporation, S.E.C. File No. 33-1695.

7. Balance sheet of the trustee, as of December 31, 1996. (The trustee is not required by the Banking Department to publish a report of its condition.)

8.        Not applicable.

9.        Not applicable.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Continental Stock Transfer & Trust Company, a limited purpose trust company, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and the State of New York on December 19, 1997.

                                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                                    By: /s/ MICHAEL NELSON
                                        Michael Nelson, President

                                                                       EXHIBIT 7


CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BALANCE SHEET
DECEMBER 31, 1996

--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash                                                                $  803,404
  Accounts receivable (net of allowance
      for doubtful accounts of $10,000)                                1,654,171
  Interest receivable                                                    102,583
  U.S. Government securities                                             599,188
  Prepaid expenses                                                        66,380
                                                                      ----------
      Total current assets                                             3,225,726

PROPERTY AND EQUIPMENT - Net                                             358,288
U.S. GOVERNMENT SECURITIES                                               998,521

OTHER ASSETS                                                               9,832
                                                                      ----------
TOTAL                                                                 $4,592,367
                                                                      ==========

LIABILITIES AND STOCKHOLDER's EQUITY

CURRENT LIABILITIES:
  Accrued expenses and other liabilities                              $  37l,455
  Customer deposits                                                      800,446
  Federal income taxes payable to parent                                 267,396
  State and local income taxes payable to parent                          96,766
                                                                      ----------
      Total current liabilities                                       $1,538,063

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER's EQUITY:
  Capital stock, $100 par value - authorized and outstanding,
      5,000 shares (no change during year)                               500,000
  Additional paid-in capital                                           1,000,000
  Retained earnings                                                    1,554,304

      Total stockholder's equity                                       3,054,304
                                                                      ----------
TOTAL                                                                 $4,592,367
                                                                      ==========
